UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 15, 2014, a payment of $5.1 million was due to Cynosure, Inc. ( the “Company”) from Tria Beauty, Inc. (“Tria”) under the first of the Company’s two non-exclusive patent license agreements with Tria. On September 30, 2014, the Company received from Tria an aggregate payment of $3.0 million under the two patent license agreements. Of this amount, $2.1 million was in respect of amounts owed under the first patent license agreement and $0.9 million was in satisfaction of the remaining balance owed under the second patent license agreement. In connection with this payment, the first patent license agreement was amended such that the remaining $3.0 million balance owed to Cynosure under that agreement, plus an additional payment of $365,000, will be due on the earliest of March 30, 2015 or five business days following an initial public offering by, or change of control of, Tria. The terms of the two patent license agreements otherwise remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: October 6, 2014	By:	/s/ Timothy W. Baker

Timothy W. Baker
President, Chief Operating Officer and Chief Financial Officer